UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2014, Solar Power, Inc. (the “Company”) entered into an Asset Purchase Agreement (“Purchase Agreement”) with Hawaiian Power LLC (“HPL”) whereby the Company acquired certain of HPL’s assets consisting of membership interests, partnership interests and a promissory note related to Calwaii Power Holdings, LLC and Solar Hub Utilities, LLC. (“SHU”). As a result of the transaction, the Company will own 100% of the interest in Calwaii Power Holdings, an indirect 89% interest in SHU and a $7.5 million promissory note due to HPL by SHU and will currently control solar PV projects of approximately 15.0 megawatts (“MW”) under development in Hawaii.

The aggregate purchase price for the assets is $3,950,000 consisting of 3,000,000 SPI Solar shares of common stock valued at $1.15 per share, subject to adjustment as discussed below, and $500,000 in cash consisting of five monthly payments of $100,000 due at the beginning of each month starting on October 1, 2014.

The foregoing summary of the terms and conditions of the Asset Purchase Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibits 10.56 and which is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Asset Purchase Agreement discussed in Item 1.01, as part of the Purchase Price, the Company issued 3,000,000 shares common stock for an aggregate value of $3,450,000 based on a per share price of $1.15. The number of shares of common stock to be issued as part of the Purchase Price is subject to adjustment in the event that the dollar volume-weighted average price (“VWAP”) for Company’s common stock on the principal market on which it trades is less than $1.00 (as equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations as necessary) for the five trading days ending on March 30, 2015. If such VWAP is less than $1.00 per share, then the Company shall issue to HPL additional shares of the Company’s common stock such that the total number of shares issued by the Company pursuant to the Asset Purchase Agreement multiplied by the five trading day VWAP will have a value of at least $3,000,000 on March 30, 2015.

The Company issued the shares of common stock to one purchaser which was exempt from registration upon reliance of Section 4(a)(2) of the Securities Act of 1933, and amended, and Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.56	Asset Purchase Agreement by and between Solar Power, Inc. and Hawaiian Power, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC.
a California Corporation

Dated: September 19, 2014	/s/ Min Xiahou
Min Xiahou, Chief Executive Officer

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